EXHIBIT 3.4 Articles of Incorporation

 a. Amendment to Certificate of Incorporation filed on February 26, 2009 (Chanaral Resources, Inc. to Alkane, Inc.)

March 2, 2009 ALKANE, INC. 2205 YORK ROAD LUTHERVILLE, MD 21093	FLORIDA DEPARTMENT OF STATE Division o ("Corporations

Re: Document Number K13481

The Articles of Amendment to the Articles of Incorporation for CHANARAL RESOURCES INC. which changed its name to ALKANE, INC., a Florida corporation, were filed on February 26, 2009.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H09000044614.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Darlene Connell
Regulatory Specialist II
Division of Corporations	Letter Number: 809A00007064

b.  Articles of Amendment to Articles of Incorporation filed on April 11, 2007 (North Star Diamonds, Inc. to Chanaral Resources, Inc.)

Articles of Amendment
to
Articles of Incorporation
of

North Star Diamonds Inc.
(Name of corporation as currently filed with the Florida Dept. of State)

FILED
07 APR 11 AM 9:11
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

K13481
(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Chanaral Resources Inc.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

V. Officers and Directors amended as follows: Delete Walter Stunder and Eva Tokke as officers and directors .

V. Officers and Directors amended as follows: Add Jan Olivier, President, Treasurer and Director; 114 W. Magnolia Street, Suite 400-102, Bellingham, WA 98225 and Chanelle Olivier Secretary and Director 114 W. Magnolia Street, Suite 400-102, Bellingham, WA 98225.

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: April 5, 2007

Effective date if applicable: April 5, 2007
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ______________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

J. J. Olivier
(Typed or printed name of person signing)

President and CEO
(Title of person signing)

FILING FEE: $35

c. Articles of Amendment to Articles of Incorporation filed on November 30, 1999 (Omicron Technologies, Inc. to North Star Diamonds, Inc.)

Feb 09 09 07:24a Mathew Zuckerman, Ph.D. 818-762-1104 p.16

Pursuant to the provisions of the Florida Business Corporations Act, **OMICRON TECHNOLOGIES, INC.** (the "Corporation") adopts the following Articles of Amendment to the Articles of Incorporation:

1. Article IV of the Articles of Incorporation shall be deleted and the following Article IV shall be inserted in its place:

   ARTICLE IV
   SHARES

   The capital stock of this corporation shall consist of 125,000,000 shares of common stock, $ .001 par value.

2. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on November 29, 1999 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

3. The effective date of these Articles of Amendment is December 2, 1999.

Dated: November 29, 1999

BARRETT SLEEMAN, PRESIDENT

FILED
99 NOV 30 PM 4:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

d.  Articles of Amendment to Articles of Incorporation filed on June 29, 1998 (All-Nations Catering, Inc. to Omicron Technologies, Inc.)

Feb 09 09 07:25a Mathew Zuckerman, Ph.D. 818-762-1104 p.17

FLORIDA DEPARTMENT OF STATE
Sandra B. Mortham
Secretary of State

July 13, 1998

THOMAS BRAUN, LEGAL ASSISTANT
VENTURE LAW CORPORATION
688 WEST HASTINGS STREET, SUITE 618
VANCOUVER, BRITISH COLUMBIA, V6B1P-1

Re: Document Number K13481

The certification requested is enclosed.

Thelma Lewis
Corporate Specialist Supervisor
Division of Corporations

Letter Number: 998A00037061

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

e. Articles of Incorporation of All-Nations Catering, Inc. file February 2, 1988

ARTICLES OF INCORPORATION

of

ALL-NATIONS CATERING, INC.

FILED

88 FEB -2 AM 9:57

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

The undersigned, acting as Incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation:

K 13481

ARTICLE I

The name of the corporation is ALL-NATIONS CATERING, INC.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The date and time of the commencement of the corporate existence shall be the date of the filing of these Articles by the Department of State of the State of Florida.

ARTICLE IV

The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which the corporation may be incorporated under the provisions of the Florida General Corporation Act.

ARTICLE V

The aggregate number of shares which the corporation shall have authority to issue is Seven Thousand Five Hundred (7,500) shares of capital stock, One Dollar ($1.00) par value.

ARTICLE VI

The number of directors constitut.,g the initial Board of Directors of the corporation is a minimum of one (1). The number of directors may be increased or diminished from time to time pursuant to the Bylaws of the corporation but shall not be less than one. The name and address of the person who is to serve as director until the first annual meeting of shareholders or until a successor is elected and shall qualify is:

Mark J. Bryn
c/o Reisman & Bryn
1200 Brickell Avenue
8th Floor
Miami, Florida 33131

ARTICLE VII

The name and address of the incorporator, the initial Registered Agent and the initial registered office is:

Mark J. Bryn
Reisman & Bryn
1200 Brickell Avenue
8th Floor
Miami, Florida 33131

DATED: January 28, 1988.

IN WITNESS WHEREOF, the undersigned incorporator executed these Articles of Incorporation this 28 day of January, 1988.

Mark J. Bryn
Incorporator and Initial Registered Agent